Exhibit 99.9

EXECUTION VERSION

NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT

THIS NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT (this “Agreement”), dated as of April 20, 2016, is by and between Todd Moyes, Lyndee Moyes Nester, Marti Lyn Moyes and Michael Moyes (collectively, the “Pledgors”), on the one hand, and the NATIONAL HOCKEY LEAGUE, a joint venture organized as an unincorporated association (the “Pledgee”), on the other hand.

W I T N E S S E T H:

WHEREAS, Jerry Moyes, Vickie Moyes and The Jerry and Vicky Moyes Family Trust, a trust organized on December 11, 1987 under the laws of the State of Arizona (collectively, the “Moyes Parties”) and the Pledgee, have entered into that certain Settlement Agreement dated as of April 20, 2016 (the same, as it may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Settlement Agreement”) on the terms and conditions set forth therein (the obligations of the Moyes Parties owing to the Pledgee under the Settlement Agreement are referred to herein as the “Settlement Obligations”);

WHEREAS, the Pledgors legally and beneficially own an aggregate of two million (2,000,000) issued and outstanding shares of Class B Common Stock of Swift Transportation Company, a Delaware corporation (the “Issuer”), as described on Exhibit A hereto (the “Pledged Shares”); and

WHEREAS, the Settlement Agreement contains a Pledge Condition, as defined in Exhibit A to the Settlement Agreement, that requires the Pledgors to, among other things, execute and deliver this Agreement and grant the security interests contemplated hereby.

NOW, THEREFORE, in consideration of the foregoing premises and in order to satisfy the Pledge Condition as set forth in Section 4 of the Settlement Agreement, each Pledgor hereby agrees with Pledgee as follows:

Section 1. Defined Terms.  Unless otherwise defined herein, terms defined in the Settlement Agreement are used herein as therein defined. Terms defined in the Uniform Commercial Code, as in effect in the State of Arizona from time to time (the “UCC”), which are not otherwise defined in this Agreement or in the Settlement Agreement are used in this Agreement as defined in the UCC as in effect on the date hereof. In addition, the following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):

“Collateral” shall mean all of the following assets, properties and items, whether now existing or hereafter acquired, and whether consisting of investment property, accounts, payment intangibles, other general intangibles or proceeds: (i) the Pledged Shares, (ii) without limitation, to the extent attributable to or otherwise related to such Pledged Shares, all money, securities, security entitlements and other investment property, dividends, rights and other property at any time and from time to time (A) declared or distributed in respect of or in exchange for or on conversion of the Pledged Shares or (B) by its terms or their terms exchangeable or exercisable for or convertible into the Pledged Shares (collectively with the Pledged Shares, the “Pledged Interests”), (iii) all other property of whatever character or description that is hereafter delivered to, or in the possession or in the custody of, Pledgee in substitution for or in addition to any of the foregoing, (iv) any securities accounts to which may at any time be credited any or all of the foregoing or any proceeds thereof and all certificates and instruments representing or evidencing any of the foregoing or any proceeds thereof, and (v) all products and proceeds of any of the foregoing; provided, however that the term “Collateral” shall not include any Excluded Dividend.

“Event of Default” shall mean any of the following: (i) the Moyes Parties shall fail to pay any Installment as and when due under Section 2 of the Settlement Agreement (including any Installment required to be prepaid under Section 2(c)(ii) or 2(c)(iii) thereof) and such failure remains uncured for three (3) Business Days; (ii) the Moyes Parties shall fail to pay any other amount due to the Pledgee under the Settlement Agreement, the Confession of Judgment or any Security Document within ten (10) days after the date on which such amount shall become due and payable; (iii) any Moyes Party shall violate, breach or default under, or shall otherwise fail to perform or observe, any term, covenant or agreement contained in the Settlement Agreement, the Confession of Judgment or any Security Document, in each case, beyond any applicable cure period provided for therein or herein; (iv) any representation or warranty made by any Moyes Party under the Settlement Agreement, the Confession of Judgment or any Security Document shall have been incorrect in any material respect when made; (v) any Moyes Party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such party’s debts under any bankruptcy, insolvency or other similar law of any jurisdiction, now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of such party or any substantial part of such party’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against any Moyes Party, or any Moyes Party shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall appoint a trustee, receiver, liquidator, custodian, examiner or other similar official of any Moyes Party or any substantial part of its property, or shall take any action to authorize any of the foregoing; (vi) an involuntary case or other proceeding shall be commenced against any Moyes Party seeking liquidation, reorganization or other relief with respect to any Moyes Party or his, her or its debts under any bankruptcy, insolvency, examinership or other similar law of any jurisdiction, now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of any Moyes Party or any substantial part of his, her or its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days, or an order for relief shall be entered against any Moyes Party under the bankruptcy laws of any jurisdiction as now or hereafter in effect; (vii) any material judgment shall be entered against any Moyes Party that materially and adversely affects the Moyes Parties’ ability to pay the Settlement Payment as and when due under the Settlement Agreement; (viii) the Pledgee shall at any time and for any reason (other than the act or omission of the Pledgee) fail to have a valid and perfected first priority security interest in the Pledged Shares or any other material portion of the Collateral, or any Security Document shall for any reason (other than the act or omission of the Pledgee) cease to create a valid and perfected first priority security interest in and to the Collateral purported to be subject to such Security Document, or the Collateral shall be subject to any Lien (other than Permitted Liens); (ix) the Settlement Agreement, the Confession of Judgment or any Security Document shall cease to be in full force and effect or shall be declared null and void; (x) the validity or enforceability of the Settlement Agreement, the Confession of Judgment or any Security Document shall be contested by any Moyes Party or any Moyes Party shall deny that he, she or it has any further liability or obligation thereunder; (xi) any Moyes Party or any Pledgor shall create, incur, assume or otherwise suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens; or (xii) any Pledge Agreement Event of Default (as defined herein) shall occur.

 “Excluded Dividend” shall mean any cash dividend paid by the Issuer in the ordinary course in respect of the Pledged Interests, provided that (x) no Event of Default has occurred and is continuing at the time such dividend is paid and (y) the amount of all cash dividends, distributions and other payments declared, distributed or otherwise paid in respect of the Pledged Interests in any fiscal quarter does not exceed the Threshold in effect for such fiscal quarter.   To the extent that the payment of a cash dividend by the Issuer in the ordinary course in respect of the Pledged Interests at a time when no Event of Default has occurred and is continuing causes the Threshold to be exceeded, then the portion of such cash dividend that causes the Threshold to be exceeded will not constitute an Excluded Dividend but the remainder of such cash dividend will constitute an Excluded Dividend.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, security deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

“Pledge Agreement Event of Default” shall mean any of the following: (i) any Pledgor shall violate, breach or default under, or shall otherwise fail to perform or observe, any term, covenant or agreement contained in this Agreement, beyond any applicable cure period provided for herein; (ii) any representation or warranty made by any Pledgor under this Agreement shall have been incorrect in any material respect when made; (iii) any Pledgor shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Pledgor’s debts under any bankruptcy, insolvency or other similar law of any jurisdiction, now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of such Pledgor or any substantial part of such Pledgor’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against any Pledgor, or any Pledgor shall make a general assignment for the benefit of creditors, or shall fail generally to pay his or her debts as they become due, or shall appoint a trustee, receiver, liquidator, custodian, examiner or other similar official of any Pledgor or any substantial part of his or her property, or shall take any action to authorize any of the foregoing; (iv) an involuntary case or other proceeding shall be commenced against any Pledgor seeking liquidation, reorganization or other relief with respect to any Pledgor or his or her debts under any bankruptcy, insolvency, examinership or other similar law of any jurisdiction, now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, examiner or other similar official of any Pledgor or any substantial part of his or her property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days, or an order for relief shall be entered against any Pledgor under the bankruptcy laws of any jurisdiction as now or hereafter in effect; (v) any material judgment shall be entered against any Pledgor that materially and adversely affects such Pledgor’s ability to perform his or her obligations hereunder; (vi) the validity or enforceability of the Settlement Agreement, the Confession of Judgment or any Security Document shall be contested by any Pledgor or any Pledgor shall deny that he or she has any further liability or obligation hereunder or thereunder; or (vii) any Pledgor shall create, incur, assume or otherwise suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens.

“Threshold” shall mean (i) $0.04 per share (as adjusted for any stock split, reverse stock split, reclassification or similar transaction that occurs after the date hereof) in any fiscal quarter from the date of the Settlement Agreement to the second anniversary of the date of the Settlement Agreement and (ii) $0.06 per share (as similarly adjusted) in any fiscal quarter after the second anniversary of the date of the Settlement Agreement.

Section 2. Pledge.  Each Pledgor hereby pledges, assigns, hypothecates, transfers, delivers and grants to Pledgee a lien on and first priority, continuing security interest in all of such Pledgor’s right, title and interest in and to the Collateral, as security for: (a) the prompt and complete payment when due in accordance with the terms of the Settlement Agreement (whether at the stated maturity, by acceleration or otherwise) of all the Settlement Obligations; and (b) the due and punctual payment and performance by such Pledgor of all of such Pledgor’s obligations and liabilities under, arising out of or in connection with this Agreement (clauses (a) and (b), collectively, the “Liabilities”).

All certificates representing or evidencing the Pledged Shares (or any other Pledged Interests that may exist from time to time) shall be delivered to and held by the Pledgee, for its benefit, pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Pledgee.  Each Pledgor hereby acknowledges that this Agreement constitutes a “security agreement” under the UCC and hereby irrevocably authorizes Pledgee to execute (if necessary) and file or cause to be filed, with or if permitted by applicable law without the signature of any Pledgor appearing thereon, all UCC financing statements and continuations thereof and amendments thereto, as the Pledgee reasonably deems necessary or advisable to give effect to the transactions contemplated hereby.

Section 3. Non-Recourse Guaranty.

(a)    Each Pledgor hereby guarantees to Pledgee, on a non-recourse basis, prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of the Settlement Obligations (the “Guaranty”), it being understood that Pledgee’s sole right to recover from such Pledgor in respect of the Settlement Obligations shall be limited to such Pledgor’s Collateral.  No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any amounts or any other obligations) of any Pledgor as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any Pledgor by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise, except in each case with respect to such Pledgor’s Collateral.

(b)    Each Pledgor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of receivership or bankruptcy of any Moyes Party, protest or notice with respect to the Settlement Obligations and all demands whatsoever. Each Pledgor further waives notice of (i) acceptance of this Agreement, (ii) the existence or incurring from time to time of any Settlement Obligations guaranteed hereunder, (iii) the existence of any Event of Default, the making of demand, nonpayment, or the taking of any action by the Pledgee under Settlement Agreement, and (iv) all other notices to which it might be entitled.

(c)    Each Pledgor hereby agrees that this Agreement constitutes a guaranty of payment when due and not of collection, and waives any right to require that any resort be had by the Pledgee to seek payment or performance from (i) the Moyes Parties, (ii) any other Pledgor, (iii) any other collateral that may be held for the Settlement Obligations, (iv) any other guaranty of the Settlement Obligations, and (v) any exercise of any other remedy or right that Pledgee may have.

(d)    No Pledgor may terminate or revoke its Guaranty.  Each Pledgor hereby waives any right it may have to terminate or revoke the continuing nature of its Guaranty or its application to any Settlement Obligations arising after any attempt to terminate its Guaranty.

Section 4. Representations and Warranties of the Pledgors.  As of the date hereof, each Pledgor represents and warrants to Pledgee, individually and not jointly, and covenants, individually and not jointly, with Pledgee, that:

(a)    such Pledgor is the record beneficial owner of, and has legal title to, the Pledged Shares shown beside such Pledgor’s name on Exhibit A hereto (the “Pledgor’s Pledged Shares”) and the Pledgor’s Pledged Shares and all of the other Collateral are and will remain free and clear of all Liens whatsoever, except for Permitted Liens;

(b)    such Pledgor (i) has full power and authority to execute and deliver this Agreement and to pledge the Pledgor’s Pledged Shares and other Collateral to Pledgee and (ii) is, after taking into account his or her pledge of the Collateral hereunder, solvent and has the ability to pay all of his or her debts and to perform all of his or her obligations hereunder;

(c)    this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, reorganization and other similar laws affecting the enforcement of creditors’ rights generally;

(d)    there are no outstanding options, warrants or other similar agreements with respect to the Pledgor’s Pledged Shares;

(e)    the Pledgor’s Pledged Shares have been, and the Pledged Interests will be, duly and validly authorized and issued, and are or will be fully paid and non-assessable;

(f)    all of the Pledgor’s Pledged Shares are, and all of the Pledgor’s Pledged Shares and any other Pledged Interests will continue to be, represented by certificates, which certificates, with undated assignments separate from such certificates, duly executed in blank by such Pledgor, shall be delivered on the date hereof to Pledgee, each in form and substance reasonably satisfactory to Pledgee, and Pledgee shall be authorized to maintain possession and custody of the certificates representing the Pledged Shares and other Pledged Interests;

(g)    no consent, approval or authorization of or designation or filing with any Governmental Authority or any other Person on the part of such Pledgor (including any current or former spouse of such Pledgor) is required in connection with the pledge and security interest granted under this Agreement, or, as of the date hereof, the exercise by Pledgee of the voting and other rights as provided for in this Agreement, except those which will have been duly obtained, made or complied with prior to the date hereof;

(h)    the execution, delivery and performance of this Agreement by such Pledgor will not violate any law or regulation or any order, judgment, writ, award or decree of any court, arbitrator or Governmental Authority or of the certificate of organization or incorporation, as applicable, by-laws, operating agreement or other organizational document of such Pledgor or of the Issuer or of any securities issued by the Issuer, or any mortgage, indenture, lease, contract, or other agreement, instrument or undertaking to which such Pledgor is a party or which purports to be binding upon such Pledgor or upon any of its assets, and will not result in the creation or imposition of any Lien on any of the assets of such Pledgor or the Issuer of the Pledged Shares, except for Permitted Liens in favor of the Pledgee;

(i)    the pledge, assignment and delivery to Pledgee of the Collateral pursuant to this Agreement creates a valid perfected first priority security interest in the Collateral and the proceeds thereof in favor of Pledgee, subject to no prior Lien or to any agreement purporting to grant to any third party a Lien in the property or assets of a Pledgor which would include the Collateral, and such Pledgor covenants and agrees that it shall use its best efforts to defend Pledgee’s right, title and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all persons whomsoever;

(j)        (i) such Pledgor has been the beneficial owner of the Pledgor’s Pledged Shares for a period of at least one year prior to the date hereof, (ii) the full purchase price or other consideration for the Pledgor’s Pledged Shares has been paid or given at least one year prior to the date hereof, and (iii) such Pledgor does not have a short position in or any put or other option to dispose of any securities of the same class as the Pledgor’s Pledged Shares or any other securities convertible into securities of such class;

(k)               such Pledgor has been advised by counsel of the elements of a bona-fide pledge for purposes of Rule 144(d)(3)(iv) under the Securities Act of 1933, as amended (the “Securities Act”), including the relevant Securities and Exchange Commission interpretations, and affirms that the pledge of the Pledgor’s Pledged Shares by such Pledgor pursuant to this Agreement will constitute a bona-fide pledge of the Pledgor’s Pledged Shares for purposes of such Rule; and

(l)        such Pledgor acknowledges that he or she has received adequate and sufficient consideration in exchange for his or her execution and delivery of this Agreement and the performance of his or her obligations hereunder.

Section 5. Dividends, Distributions, etc.  If, while this Agreement is in effect, any Pledgor shall become entitled to receive or shall possess or receive any certificate (including, without limitation, any certificate representing an equity dividend or an equity distribution in connection with any reclassification, increase or reduction of capital, or issued in connection with any reorganization, merger or consolidation), or any other securities, options or rights, whether as an addition to, in substitution for, or in exchange for any of the Pledged Interests, or otherwise, such Pledgor agrees to accept the same as Pledgee’s agent and to hold the same in trust for Pledgee, and to deliver the same forthwith to Pledgee in the exact form received, with the endorsement of such Pledgor when necessary and/or appropriate undated assignments separate from certificate duly executed in blank, to be held by Pledgee, subject to the terms hereof, as additional Collateral.  Except as provided in Section 6(a)(ii) below, in case any distribution of capital shall be made on or in respect of the Pledged Interests or any property shall be distributed upon or with respect to the Pledged Interests pursuant to the recapitalization or reclassification of the capital of the Issuer or pursuant to the reorganization thereof, the property so distributed shall be delivered to Pledgee to be held by it as additional Collateral.  Except as provided in Section 6(a)(ii) below, all sums of money and property so paid or distributed in respect of the Pledged Interests which are received by a Pledgor shall, until paid or delivered to Pledgee, be held by such Pledgor in trust as additional Collateral.

Section 6. Administration of Security.  The following provisions shall govern the administration of any Pledged Interests:

(a)    Each Pledgor shall be entitled (subject to the other provisions hereof, including, without limitation, Section 9 below):

(i)     so long as no Event of Default has occurred and is continuing, to vote or consent with respect to its respective Pledged Interests in any manner permitted or not inconsistent with this Agreement and the Settlement Agreement; and

(ii)    subject to Section 6(b) below, to receive and retain Excluded Dividends.

Each Pledgor hereby grants to Pledgee or its nominee, on behalf of Pledgee, an irrevocable proxy to exercise all voting, consent and other governance rights relating to its Pledged Interests in any instance, which proxy shall only be exercisable upon the occurrence and during the continuance of an Event of Default.  Upon the request of Pledgee, the Pledgor agrees to deliver to Pledgee such further evidence of such irrevocable proxy or such further irrevocable proxies to vote the Pledged Interests as Pledgee may request.

(b)    In the event that any Pledgor, as record and beneficial owner of the Pledged Interests, shall have received or shall have become entitled to receive any cash dividends, distributions or other payments (other than Excluded Dividends) in respect of the Pledged Interests, such Pledgor shall deliver to Pledgee, and Pledgee, for its own benefit, shall be entitled to receive, all such amounts as additional Collateral, and Pledgee shall be entitled to apply all such amounts to prepay the Installments pursuant to Section 2(c)(iii) of the Settlement Agreement.

(c)     Upon the indefeasible payment in full of all of the Liabilities, but subject to Section 2(f) of the Settlement Agreement and Section 16(b) below, any remaining Pledged Interests and any other remaining tangible Collateral shall be delivered to the applicable Pledgor not later than ninety-five (95) days after the full satisfaction of the Moyes Parties’ obligation to pay the Settlement Obligations.

Section 7. Rights of Pledgee.  Pledgee shall not be liable for failure to collect or realize upon the Settlement Obligations or any collateral security or guaranty therefor, or any part thereof, or for any delay in so doing, nor shall Pledgee be under any obligation to take any action whatsoever with regard thereto.  Any or all of the Collateral held by Pledgee hereunder may, if an Event of Default has occurred and is continuing, be registered in the name of Pledgee or its nominee and Pledgee or its nominee may thereafter without notice exercise all voting, consent and other governance rights at any meeting with respect to the Issuer and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Collateral as if it were the absolute owner thereof, including, without limitation, the right to vote in favor of, and to exchange at its discretion any and all of the Pledged Interests upon, the merger, consolidation, reorganization, recapitalization or other readjustment with respect to the Issuer or upon the exercise by a Pledgor or Pledgee of any right, privilege or option pertaining to any of the Pledged Interests, and in connection therewith, to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as Pledgee may reasonably determine, all without liability except to account for property actually received by Pledgee, provided that Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

Section 8. Remedies.  Upon the occurrence and during the continuance of an Event of Default, Pledgee, upon the notice specified below of time and place of public or private sale, but otherwise without demand of performance or other demand, advertisement or notice of any kind to or upon any Pledgor or any other person (all and each of which demands, advertisements and/or notices are hereby expressly waived, except such notices as required by applicable law and cannot be waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give an option or options to purchase, contract to sell or otherwise dispose of (including the disposition by merger) and deliver said Collateral, or any part thereof, in one or more portions at public or private sale or sales or transactions, at any exchange, broker’s board or at any of Pledgee’s offices or elsewhere upon such terms and conditions as Pledgee may deem advisable and at such prices as it may deem best, for any combination of cash and/or securities or other property or on credit or for future delivery without assumption of any credit risk, with the right to Pledgee upon any such sale or sales, public or private, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption in any Pledgor, which right or equity is hereby expressly waived or released, unless, in each case otherwise required by applicable law.  Pledgee shall apply the proceeds of any such collection, recovery, receipt, appropriation, realization, sale or disposition as follows: (i) first, to reimburse the Pledgee and any other NHL Released Party (as defined in the Settlement Agreement) for any and all out-of-pocket expenses (including all trade commissions, investment banking fees, attorneys’ fees and disbursements) incurred by any of them in connection with such collection, recovery, receipt, appropriation, realization, sale or disposition, (ii) second, to the satisfaction of the Settlement Obligations and, following the satisfaction of all of the Settlement Obligations, satisfaction of any other Liabilities, (iii) thereafter, to the Pledgors pro rata in accordance with the number of Pledged Shares pledged by each of them under this Agreement (as set forth on Exhibit A hereto). To the extent notice of sale of the Collateral or any part thereof shall be required by law, each Pledgor agrees that at least three (3) days’ notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place constitutes reasonable notification of such matters.  No notification need be given to Pledgor if Pledgor has signed after the occurrence and during the continuance of an Event of Default a statement renouncing or modifying any right to notification of sale or other intended disposition.  In addition to the rights and remedies granted to Pledgee under this Agreement, the Settlement Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Liabilities, Pledgee shall have all the rights and remedies of a secured party under the UCC and under any other applicable law.

Section 9. No Disposition, etc.  Without the prior written consent of Pledgee, except as expressly permitted hereunder or under the terms and conditions of the Settlement Agreement, each Pledgor agrees that such Pledgor will not sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Shares or any other Collateral, nor will such Pledgor create, incur or permit to exist any Lien on or with respect to any of the Pledged Shares, any other Collateral or any interest therein, or any proceeds thereof, except for Permitted Liens.

Section 10. Sale of Collateral.

(a)    Each Pledgor recognizes that Pledgee may be unable to effect a public sale or disposition (including, without limitation, any disposition in connection with a merger of the Issuer) of any or all the Collateral by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, but may be compelled to resort to one or more private sales or dispositions thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Pledgor acknowledges and agrees that any such private sale or disposition may result in prices and other terms (including the terms of any securities or other property received in connection therewith) less favorable to the seller than if such sale or disposition were a public sale or disposition and, notwithstanding such circumstances, agrees that any such private sale or disposition shall be deemed to be reasonable and effected in a commercially reasonable manner.  Pledgee shall be under no obligation to delay a sale or disposition of any of the Collateral in order to permit a Pledgor or the Issuer to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Pledgor or the Issuer would agree to do so.

(b)    Each Pledgor will cooperate fully with the Pledgee with respect to any sale by the Pledgee of any of the Collateral, including full and complete compliance with all requirements of Rule 144 under the Securities Act, including the relevant Securities and Exchange Commission interpretations (collectively, “Rule 144”), and will give to the Pledgee all information and will do all things necessary, including the execution of all documents, forms, instruments and other items, to comply with Rule 144 for the complete and unrestricted sale and/or transfer of the Pledged Shares and to effect the conversion of the Pledged Shares (and any other Pledged Interests) into shares of Class A Common Stock of the Issuer.

(c)    Each Pledgor further agrees to do or cause to be done all such other acts and things as may be reasonably necessary to make such sale or sales or dispositions of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales or dispositions, all at such Pledgor’s expense.  Each Pledgor further agrees that a breach of any of the covenants contained in Sections 2, 5, 6(b), 9 or 10 hereof will cause irreparable injury to Pledgee such that Pledgee will have no adequate remedy at law in respect of such breach and, as a consequence, agrees, without limiting the right of Pledgee to seek and obtain specific performance of other obligations of the Pledgors contained in this Agreement, that each and every covenant referenced above shall be specifically enforceable against each Pledgor, and each Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants, except for a defense that no Event of Default has occurred and is continuing.

(d)    Each Pledgor further agrees to indemnify and hold harmless Pledgee and each of the other NHL Released Parties (each, an “Indemnified Party”), from and against any loss, liability, damage and expense, including, without limitation, counsel fees and expenses (collectively called the “Indemnified Liabilities”), under federal and state securities laws or otherwise insofar as such loss, liability, damage or expense:

(i)    arises out of or is based upon any untrue statement of a material fact by such Pledgor or any of its affiliates, officers, directors, employees, agents or attorneys, or any person in control of any thereof, contained in any registration statement, prospectus or offering memorandum or in any preliminary prospectus or preliminary offering memorandum or in any amendment or supplement to any of the foregoing or in any other writing prepared by such Pledgor or any of its affiliates, officers, directors, employees, agents or attorneys or any person in control of any thereof, in connection with the offer, sale or resale of all or any portion of the Collateral unless such untrue statement of material fact was provided by Pledgee specifically for inclusion therein; or

(ii)    arises out of or is based upon any omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading;

such indemnification to remain operative regardless of any investigation made by or on behalf of any Indemnified Party or any successor thereof, or any person in control of any thereof.  In connection with a public sale or other distribution, each Pledgor will provide customary indemnification to any underwriters, their respective successors and assigns, their respective officers and directors and each person who controls any such underwriter (within the meaning of the Securities Act).  If and to the extent that the foregoing undertakings in this Section 10(d) may be unenforceable for any reason, each Pledgor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  The obligations of each Pledgor under this Section 10(d) shall survive any termination of this Agreement.  Notwithstanding the foregoing, no Pledgor shall have any obligations to an Indemnified Party hereunder with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are caused by the gross negligence or willful misconduct of such Indemnified Party as determined by a final non-appealable judgment by a court of competent jurisdiction.

(e)       Each Pledgor further agrees that it hereby waives any and all rights of subrogation, reimbursement, exoneration, contribution and similar rights it may have against the Issuer, upon the sale or sales or dispositions of any portion or all of the Collateral by Pledgee.

Section 11. Further Assurances.  Each Pledgor agrees to do such further acts and things, and to execute and deliver such agreements and instruments, as the Pledgee may at any time reasonably request in connection with the administration or enforcement of this Agreement or related to the Collateral or any part thereof or in order better to assure and confirm Pledgee its rights, powers and remedies hereunder. Each Pledgor hereby authorizes the Pledgee to file or cause to be filed one or more Uniform Commercial Code financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral. Each Pledgor agrees to furnish promptly upon the Pledgee’s request any information required for the sufficiency or filing office acceptance of any such financing or continuation statement or amendment thereto. Each Pledgor will execute and deliver to the Pledgee all assignments, endorsements, powers, hypothecations, and other documents required at any time and from time to time by the Pledgee with respect to the Collateral in order to effect the purposes of this Agreement.

Section 12. Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13. No Waiver; Cumulative Remedies.  The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its remedies hereunder, and no waiver by Pledgee shall be valid unless in writing and signed by Pledgee and then only to the extent therein set forth.  A waiver by Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Pledgee would otherwise have on any further occasion.  No course of dealing between any Pledgor and Pledgee and no failure to exercise, nor any delay in exercising on the part of Pledgee of any right, power or privilege hereunder or under the Settlement Agreement shall impair such right or remedy or operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

Section 14. Successors.  This Agreement and all obligations of each Pledgor hereunder shall be binding upon the heirs, executors, administrators, trustees, legal representatives, successors and assigns of such Pledgor, and shall, together with the rights and remedies of Pledgee, inure to the benefit of Pledgee and its successors and assigns, except that no Pledgor shall have any right to assign any of his, her or its obligations under this Agreement or any interest herein without the prior written consent of Pledgee.

Section 15. Spousal Consent. If any Pledgor is married as of the date of this Agreement, such Pledgor shall cause his or her spouse to execute and deliver to the Pledgee a consent of spouse in the form attached as Exhibit B hereto (“Consent of Spouse”) simultaneously with such Pledgor’s execution and delivery of this Agreement.  Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Pledgor’s Pledged Shares that do not otherwise exist by operation of law or the agreement of the parties.  If any Pledgor should marry or remarry subsequent to the date of this Agreement, such Pledgor shall within thirty (30) days thereafter obtain his or her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver to the Pledgee a Consent of Spouse in the form attached as Exhibit B.

Section 16. Continuing Agreement.

(a)    Subject to Section 16(b) below, this Agreement and the Liens and security interests granted hereunder shall remain in full force and effect until such time as the Moyes Parties’ obligation to pay the Settlement Payment under the Settlement Agreement is fully satisfied and the Collateral is returned to the Pledgors in accordance with Section 6(c) of this Agreement, at which time this Agreement shall be automatically terminated.

(b)    This Agreement and the Liens and security interests granted hereunder shall continue to be effective or to be reinstated, automatically, as the case may be, without any notice to the Pledgors or any other act by the Pledgee, if at any time any amount received by the Pledgee in respect of the Settlement Payment is rescinded or must otherwise be restored or returned by the payee thereof upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Moyes Party, any Pledgor or any other person or entity, or upon the appointment of any receiver or conservator of, or trustee or similar official for, any Moyes Party, any Pledgor, any other person or entity or any substantial part of the properties of any of them, or for any other reason, in each case, as though such payment had not been made, and in such event, the Pledgee shall have no obligation to return any of the Collateral to the Pledgors.

Section 17. Possession of Collateral.  Beyond the exercise of reasonable care to assure the safe custody of the Collateral in the physical possession of Pledgee pursuant hereto, neither Pledgee nor any nominee of Pledgee shall have any duty or liability to collect any sums due in respect thereof or to protect, preserve or exercise any rights pertaining thereto, and shall be relieved of all responsibility for the Collateral upon surrendering them to any Pledgor.

Section 18. Survival of Representations.  All representations and warranties of each Pledgor contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 19. Expenses.  Each Pledgor will upon demand pay to Pledgee all reasonable expenses, including the reasonable fees and expenses of counsel for Pledgee and of any experts and agents, that Pledgee may incur in connection with: (a) any Pledge Agreement Event of Default or (b) the exercise or enforcement of any of the rights of Pledgee hereunder. Except as expressly provided in the immediately preceding sentence, each party shall bear all of his, her or its own costs, attorneys’ fees and other expenses incurred in connection with the execution and delivery of this Agreement.

Section 20. Pledgee Appointed Attorney-In-Fact.  Each Pledgor hereby irrevocably appoints Pledgee as such Pledgor’s attorney-in-fact, effective upon the occurrence and during the continuance of an Event of Default, subject to the notice provisions contained herein and in the Settlement Agreement with respect to certain actions, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, from time to time in Pledgee’s discretion, to take any action and to execute any instrument that Pledgee deems reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

Section 21. Notices.  All notices, approvals, requests, demands and other communications hereunder shall be made pursuant to, and in accordance with, and to the contact information provided in Section 19 of the Settlement Agreement or to such other address or addresses or facsimile number or numbers as any party hereto may most recently have designated in writing to the other party by such notice.  All such communications shall be deemed to have been given or made (i) if delivered in person, when delivered, (ii) if delivered by facsimile, on the date of transmission if transmitted on a business day before 5:00 p.m. New York time, otherwise on the next business day, (iii) if delivered by overnight courier, one (1) business day after delivery to the courier properly addressed and (iv) if mailed, three (3) business days after deposited in the United States mail, certified or registered.

Section 22. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ARIZONA. EACH PLEDGOR HEREBY CONSENTS AND AGREES THAT THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF ARIZONA (THE “DISTRICT COURT”) SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN SUCH PLEDGOR AND THE PLEDGEE PERTAINING TO THIS AGREEMENT OR TO ANY MATTER OR TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT, PROVIDED, THAT THE PARTIES HERETO ACKNOWLEDGE THAT IF FOR ANY REASON, THE DISTRICT COURT DETERMINES THAT IT LACKS, OR DECLINES FOR ANY REASON TO EXERCISE, JURISDICTION OVER THE CLAIM OR DISPUTE, THEN SUCH SUIT, ACTION OR PROCEEDING MAY BE BROUGHT IN ANY STATE COURT SITTING IN MARICOPA COUNTY, ARIZONA. WITH RESPECT TO ANY SUCH SUIT, ACTION OR PROCEEDING, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE REGARDING (A) THE LAYING OF VENUE IN THE DISTRICT COURT OR ANY SUCH STATE COURT, (B) THE EXERCISE OF PERSONAL JURISDICTION BY THE DISTRICT COURT OR ANY SUCH STATE COURT AND (C) THE CONVENIENCE OF SUCH FORUM; PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE PLEDGEE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SETTLEMENT OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF PLEDGEE.  EACH PLEDGOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PLEDGOR HEREBY WAIVES ANY OBJECTION WHICH SUCH PLEDGOR MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PLEDGOR AT THE ADDRESS SET FORTH IN SECTION 19 OF THE SETTLEMENT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF PLEDGOR’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

Section 23. WAIVER OF JURY TRIAL.

THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN PLEDGEE AND ANY PLEDGOR ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR THE TRANSACTIONS RELATED HERETO.

Section 24. Changes in Writing.  No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by any Pledgor thereof from, shall in any event be effective without the written agreement of Pledgee and such Pledgor, and then only to the extent specifically set forth in such writing.

Section 25. Headings.  Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

Section 26. Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement may be authenticated by manual signature, facsimile, “pdf” or, if approved in writing by the Pledgee, other electronic means, all of which shall be equally valid.

Section 27. Entire Agreement.  This Agreement embodies the entire agreement and understanding between each Pledgor and Pledgee with respect to the subject matter hereof and supersedes all prior oral and written agreements and understandings between each Pledgor and Pledgee relating to the subject matter hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Non-Recourse Guaranty and Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGORS:

/s/ Todd Moyes
Todd Moyes

/s/ Lyndee Moyes Nester
Lyndee Moyes Nester

/s/ Marti Lyn Moyes
Marti Lyn Moyes

/s/ Michael Moyes
Michael Moyes

Signature Page to Pledge Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Non-Recourse Guaranty and Pledge Agreement to be duly executed and delivered as of the day and year first above written.

PLEDGEE:

NATIONAL HOCKEY LEAGUE

By:	/s/ David Zimmerman
Name:	David Zimmerman
Title:	EVP, GC, CLO

Signature Page to Pledge Agreement

ACKNOWLEDGMENT

The undersigned hereby (a) acknowledges receipt of a copy of the foregoing Non-Recourse Guaranty and Pledge Agreement, (b) waives any rights or requirement at any time hereafter to receive a copy of such Non-Recourse Guaranty and Pledge Agreement in connection with the registration of any Pledged Interests or any other Collateral (as such terms are defined therein) in the name of Pledgee or its nominee or the exercise of voting rights by Pledgee, and (c) agrees promptly to note on its books and records the transfer of the security interest of the National Hockey League in the Pledged Shares as provided in such Non-Recourse Guaranty and Pledge Agreement, including the following legend:

PURSUANT TO THAT CERTAIN NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT DATED AS OF APRIL 20, 2016 (AS FROM TIME TO TIME AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED), ______________ HAS, UNDER THE CIRCUMSTANCES SPECIFIED IN SUCH NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT, EMPOWERED THE NATIONAL HOCKEY LEAGUE, A JOINT VENTURE ORGANIZED AS AN UNINCORPORATED ASSOCIATION, TO VOTE THE INTERESTS REPRESENTED BY THIS CERTIFICATE PURSUANT TO SUCH NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT.

Dated: April 20, 2016

SWIFT TRANSPORTATION COMPANY

By:	/s/ Mickey R. Dragash
	Name:	Mickey R. Dragash
	Title:	EVP, GC & Corporate Secretary

Signature Page to Issuer Acknowledgment

EXHIBIT A

TO NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT

Pledgor	Issuer	Certificate No.	Date Issued	Class of Shares	Number of Shares
Todd Moyes	SWIFT TRANSPORTATION COMPANY	B 1262	April 13, 2016	Class B Common Stock	166,667
Todd Moyes	SWIFT TRANSPORTATION COMPANY	B 1263	April 13, 2016	Class B Common Stock	333,333
Michael J Moyes	SWIFT TRANSPORTATION COMPANY	B 1264	April 13, 2016	Class B Common Stock	166,666
Michael J Moyes	SWIFT TRANSPORTATION COMPANY	B 1265	April 13, 2016	Class B Common Stock	333,334
Marti Lyn Moyes	SWIFT TRANSPORTATION COMPANY	B 1266	April 13, 2016	Class B Common Stock	166,667
Marti Lyn Moyes	SWIFT TRANSPORTATION COMPANY	B 1267	April 13, 2016	Class B Common Stock	333,333
Lyndee Moyes Nester	SWIFT TRANSPORTATION COMPANY	B 1268	April 13, 2016	Class B Common Stock	166,666
Lyndee Moyes Nester	SWIFT TRANSPORTATION COMPANY	B 1269	April 13, 2016	Class B Common Stock	333,334

EXHIBIT B

TO NON-RECOURSE GUARANTY AND PLEDGE AGREEMENT

SPOUSAL CONSENT

This Spousal Consent (this “Consent”) is entered into by the undersigned and is being delivered to the National Hockey League, a joint venture organized as an unincorporated association (the “Pledgee”), in connection with the execution of the Non-Recourse Guaranty and Pledge Agreement, dated as of April 20, 2016, by and among the Pledgee, the undersigned’s spouse and the other Pledgors thereto (as it may be amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”). Capitalized terms used herein without definition shall have the meanings set forth in the Agreement.

The undersigned is fully aware of, understands, consents and agrees to the provisions of the Agreement and any other Security Document (as defined in the Settlement Agreement referred to in the Agreement) to which the undersigned’s spouse is a party, in each case, insofar as the undersigned may have any marital or community property interests in the Collateral under the marital or community property or other laws of the State of Arizona or any other state. Specifically, the undersigned  is fully aware that by the provisions of the Agreement, the undersigned’s spouse has agreed to guarantee certain obligations of Jerry Moyes, Vickie Moyes and The Jerry and Vickie Moyes Family Trust (collectively, the “Moyes Parties”) under a Settlement Agreement between the Pledgee and the Moyes Parties (the “Guaranty”) and to pledge, assign, hypothecate, transfer, deliver and grant to the Pledgee a lien on and first priority, continuing security interest in all of such spouse’s right, title and interest and to the Collateral, including certain shares of Class B Common Stock of Swift Transportation Company (collectively, the “Pledge”), as security for such obligations.  The undersigned hereby consents to the Guaranty, the Pledge and each of the other terms and conditions of the Agreement, and acknowledges that any marital or community property interest that the undersigned may have in the Collateral shall be subject to the Pledge and the other terms and conditions of the Agreement.

The undersigned consents to the execution and performance of the Agreement by the undersigned’s spouse and agrees that the undersigned’s awareness, understanding, consent and agreement are evidenced by the undersigned’s signature below. The undersigned acknowledges and agrees that the termination of the undersigned’s marital relationship with his or her spouse for any reason shall not have the effect of removing, invalidating or otherwise modifying the Guaranty, the Pledge or any other interest that the Pledgee may have in the Collateral. Nothing in the Agreement or this Consent shall be construed to create in the undersigned any marital or community property rights or interests to which the undersigned would not otherwise be entitled under applicable law.

Furthermore, the undersigned agrees to execute and deliver any document, and to take any other action, that the Pledgee may reasonably request to carry out the intent of the Agreement and this Consent.

The undersigned is aware that the legal, financial and related matters contained in the Agreement are complex and that the undersigned is free to seek independent professional guidance or counsel with respect to this Consent.  The undersigned has either obtained such guidance or counsel or determined after carefully reviewing the Agreement and this Consent to waive such right.

Dated:

(Signature)

(Print Name)

(Print Name of Spouse)

B-2

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